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                                                                    Exhibit 10.5
                           DUSA PHARMACEUTICALS, INC.

                 SECURED LINE OF CREDIT PROMISSORY NOTE ("NOTE")

[$1,000,000.00]                                              November 22, 1999
                                                             New York, New York


         FOR VALUE RECEIVED, DUSA Pharmaceuticals, Inc., a New Jersey corporation ("COMPANY"), promises to pay to Schering AG, a German corporation ("HOLDER") or its assigns, the principal sum of One Million Dollars ($1,000,000.00) in lawful money of the United States, or such lesser amount as is equal the outstanding principal amount hereof, which unpaid principal and other amounts, if any, payable under this Note will be due and payable on the earlier of (i) twelve (12) months from the date of the first Advance (as defined hereinafter) received by Company hereunder, (the "MATURITY DATE"), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This principal amount of this Note will not bear interest.

         THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (AS AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, THE "SECURITY AGREEMENT"), DATED AS OF THE DATE HEREOF, AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

         (a) "ADVANCE" has the meaning specified in Section 2.

         (b) "AFFILIATE," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" when used in this Note without reference to any Person means an Affiliate of Company.
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         (c) "COMPANY" means the corporation initially executing this Note and any Person which succeeds to or assumes the obligations of Company in accordance with this Note.

         (d) "EQUIPMENT" has the meaning set forth in the Security Agreement.

         (e) "EVENT OF DEFAULT" has the meaning given in Section 6 of this Note.

         (f) "HOLDER" means the Person specified in the introductory paragraph of this Note together with its successors and assigns.

         (g) "INDEBTEDNESS" means the aggregate amount of, without duplication
(i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP),
(iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments; and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

         (h) "LIEN" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

         (i) "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Company; (ii) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document; or (iii) the rights and remedies of Holder under this Note, the other Transaction Documents or any related document, instrument or agreement.

         (j) "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code

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(11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         (k) "PERMITTED LIENS" means: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; and (iv) Liens in favor of Holder.

         (l) "PERSON" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

         (m) "SECURITY AGREEMENT" has the meaning set forth above.

         (n) "SUBSIDIARY" means (i) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (ii) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, and (iii) any other entity included in the financial statements of Company on a consolidated basis.

         (o) "TRANSACTION DOCUMENTS" means this Note and the Security Agreement entered into by the Company and Holder as of the same date.

2. ADVANCES. Holder will advance funds to Company (each, an "ADVANCE") from time to time on and after the date of this Note and prior to the Maturity Date, in an aggregate principal amount not exceeding $1,000,000.00, to fund Company's purchase of Light Sources as may be purchased in response to Firm Orders placed by the Holder within [c.i.] of the first Advance made pursuant to this Note. Each Advance shall be in an amount equal to the invoice or invoices for Equipment attached to the notice of Advance in the form attached as Exhibit A, provided that the amount of each such Advance, together with all previous Advances, does not exceed $1,000,000.00. Holder shall fund each Advance within [c.i.] after receipt of a properly completed notice of Advance. For each Advance, Holder will deposit U.S. dollars in immediately available funds to the following account of Company: [c.i.], or to such other account as Company may from time to time

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designate in writing to Holder. Holder will keep a record of Advances and repayments in the form attached as Exhibit B.

3. PREPAYMENT. Upon [c.i.] prior written notice to Holder, Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note and then, if the amount of prepayment exceeds the amount of all such expenses, to the payment of principal of this Note.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Holder that:

         (a) Due Incorporation, Qualification, etc. Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

         (b) Authority. The execution, delivery and performance by Company of each Transaction Document and the consummation of the transactions contemplated thereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the part of Company.

         (c) Enforceability. Each Transaction Document executed by Company has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (d) Non-Contravention. The execution and delivery by Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

         (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents by Company and the performance and consummation of

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the transactions contemplated thereby.

         (f) No Violation or Default. Company is not in violation of or in default with respect to (i) its Articles of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to it; or (ii) any material mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

         (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

         (h) Other Regulations. Neither Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

         (i) Governmental Charges and Other Indebtedness. Company has filed or caused to be filed all tax returns which are required to be filed by it. Company has paid, or made provision for the payment of, all taxes and other levies, assessments, fees, claims or other charges imposed by any governmental authority which have or may have become due pursuant to said returns and all other Indebtedness, except such taxes, levies, assessments, fees, claims or other charges or Indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

         (j) Judgments. Neither Company nor any of its properties is subject to any material judgment, order, writ, decree, statute, rule or regulation, or any material mortgage, indenture, agreement, instrument or contract which could reasonably be expected to have a Material Adverse Effect.

         (k) Notice. Company hereby waives notice of presentment of this Note and waives promptness, diligence, demand or payment, protest, or notice of dishonor or nonpayment, suit, or taking of any other action by the Company against, and other than notice to, any party liable thereon.

5. CERTAIN COVENANTS. While any amount is outstanding under the Note, without the prior written consent of Holder:

         (a) Liens. Company will not create, incur, assume or permit to exist any Lien on

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or with respect to any of the Collateral, except for Permitted Liens.

         (b) Asset Dispositions. Neither Company nor any of its Subsidiaries may sell, lease, transfer, license or otherwise dispose of (collectively, a "TRANSFER") any of the Collateral, except Transfers in the ordinary course of its business (i) consisting of Transfers of the Collateral as contemplated by the Marketing, Development and Supply Agreement, dated the date hereof, between the Company and Holder, and the Light Source Agreement, dated the date hereof, between Company and Holder, and (ii) consisting of sales of worn-out or obsolete equipment.

6. EVENTS OF DEFAULT. The occurrence of any of the following constitutes an "EVENT OF DEFAULT" under this Note and the other Transaction Documents:

         (a) Failure to Pay. Company fails to pay when due any principal payment on the due date or any other payment required under the terms of this Note or any other Transaction Document on the date due; or

         (b) Breaches of Covenants. Company or any of its Subsidiaries fail to observe or perform any covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and such failure is not remedied [c.i.] after the date Company receives written notice thereof from Holder; or

         (c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Holder to enter into this Note and the other Transaction Documents, is false, incorrect, incomplete or misleading in any material respect when made or furnished; or

         (d) Voluntary Bankruptcy or Insolvency Proceedings. Company or any of its Subsidiaries (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) takes any action for the purpose of effecting any of the foregoing; or

         (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged [c.i.] of commencement; or

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
         (f) Transaction Documents. Any Transaction Document or any material term thereof ceases to be, or be asserted by Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms or if the Liens of Holder in any of the Collateral cease to be or shall not be valid, first priority perfected Liens or Company asserts that such Liens are not valid, first priority and perfected Liens.

         (g) Related Documents. Any material breach of the Marketing Development and Supply Agreement or Light Source Agreement, provided such breach has not been cured within the time afforded for such cure.

7. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 6(d) and 6(e)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company under this Note to be immediately and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 6(d) and 6(e), [c.i.] and [c.i.], all outstanding Obligations payable by Company under this Note [c.i.] become [c.i.] due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the [c.i.] or [c.i.] of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in
Section 10 below, the rights and obligations of Company and Holder of this Note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. CONSTRUCTION. Each of this Note and other Transaction Documents is the result of negotiations among, and has been reviewed by Company, Holder and their respective counsel. Accordingly, this Note and the other Transaction Documents will be deemed to be the product of all parties hereto, and no ambiguity may be construed in favor of or against Company or Holder.

10. WAIVER AND AMENDMENT. No provision of this Note may be amended, waived or modified without the prior written consent of Company and Holder.

11. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

12. NOTICES. Any notice, request or other communication required or permitted hereunder must be in writing and will be deemed to have been duly given if personally delivered or mailed

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by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Security Agreement. Any party hereto may by notice so given change its address for future notice under this Note. Notice will conclusively be deemed to have been given when received.

13. PAYMENT. Payment shall be made in lawful tender of the United States of America.

14. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A., without reference to the conflicts of laws principles. Any legal action arising under this Note may be brought in the United States District Court for the Southern District of New York.



Company has caused this Note to be issued as of the date first written above.


                                      DUSA PHARMACEUTICALS, INC.
                                      a New Jersey corporation



                                      By:       /s/ D. Geoffrey Shulman
                                         --------------------------------------
                                         Name: D. Geoffrey Shulman, M.D. FRCPC
                                         Title: President and Chief Executive
                                                Officer

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
                                    EXHIBIT A

                                Notice of Advance

Schering AG

------------------

------------------

                                     [date]

Re: Request for Advance

Ladies and Gentlemen:

The undersigned, DUSA Pharmaceuticals, Inc., a New Jersey corporation ("COMPANY"), refers to the Secured Line of Credit Promissory Note, dated as of November __, 1999 (the "NOTE"), made by Company to Schering AG (the "HOLDER"), and hereby gives you notice, pursuant to Section 2 of the Note, that the undersigned hereby requests an Advance under the Note, and in that connection attaches the following invoice for Equipment. Capitalized terms used herein and not defined shall have those meanings ascribed to such terms in the Note unless the context clearly indicates otherwise.

         Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Advance:

         (a) the representations and warranties of Company contained in the Transaction Documents are and will be true and correct in all material respects, before and after giving effect to the proposed Advance and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate do an earlier specified date, in which case such representations and warranties must have been true and correct in all material respects as of the date when made;

         (b) no Event of Default has occurred and is continuing, or would result from such proposed Advance the application of the proceeds thereof; and

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         (c) the amount of all Advances outstanding as of the date of this
request is $    .

                                             Very truly yours,

                                             DUSA Pharmaceuticals, Inc.

                                             By:________________________________

                                             Name:

                                             Title:

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                                    EXHIBIT B

                       Advances and Payments of Principal

       DATE OF NOTATION               AMOUNT OF ADVANCE              AMOUNT OF PRINCIPAL                   MADE BY
                                                                        PAID OR REPAID


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